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                                   EXHIBIT 4.1
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                          THE PROVIDENT MILITARY MARKET
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                                STOCK OPTION PLAN
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         1.       Purpose of the Plan

                  The purpose of The Provident Military Market Stock Option Plan ("Plan") is to afford an incentive to insurance agents who are appointed to sell insurance by any insurance subsidiary of Provident American Corporation (the "Company"), and who meet the other requirements for eligibility set forth herein, to acquire a proprietary interest in the Company. The Plan is non-qualified, and is not intended to be subject to any of the provisions of the Internal Revenue Code of 1986, as amended (the "Code").

         2.       The Stock

                  Except as provided in Section 7, the number of shares of stock which may be optioned and sold under the Plan is 750,000 shares of Common Stock, $.10 par value, of the Company (the 750,000 shares or any portion thereof shall hereinafter be referred to as "Shares"). If options granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the granting of options under this Plan. Shares which are the subject of options to purchase may be made available from authorized and unissued stock or from treasury stock.

         3.       Eligibility

                  (a) An option may be granted under this Plan to any person:
(1) who is appointed to sell insurance by Provident American Life & Health Insurance Company, Provident Indemnity Life Insurance Company, or any other insurance subsidiary of the Company existing from time to time (the "Insurance Company"), who utilizes the Insurance Company as the Agent's primary insurance carrier for the sale of insurance, and acts primarily and predominantly as an Agent for the Insurance Company ("Agent"); and (2) who is an officer or director of the Insurance Company or any subsidiary or affiliate of the Insurance Company and in such capacity constitutes an employee of the Insurance Company or the subsidiary or affiliate of an Insurance Company, as the case may be, for generally accepted accounting principles. Nothing set forth in this Plan or otherwise shall constitute any Agent an employee of any Insurance Company for the purposes of Section 3121(a) or any other provision of the Code.



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                  (b) The Company's Board of Directors (the "Board"), based upon the recommendation of the Committee (defined in Section 8 hereof), or the Committee (subject to subsequent ratification by the Board), shall have the right to determine from time to time the Agents to whom options shall be granted, the number of Shares subject to each option, the option price of the option, and the other terms, conditions or restrictions on the right to exercise an option and which may be related to achievement of performance goals or service as an Agent.

         4.       Price

                  (a) The price at which Shares may be purchased upon exercise of each option ("Option Price") shall be fixed at the time of the grant of such option or as from time to time amended, and shall not be less than 100% of the fair market value of the Shares at the time the option is granted or amended, as the case may be. The Board or the Committee shall, in good faith, determine the fair market value of the Shares based upon a reasonable method of valuation adopted by the Board or the Committee. In no event shall the Option Price be less than the par value of the Shares.

                  (b) None of the Company, the Board, the Committee or any member thereof makes or shall make any representation or warranty to any Agent regarding the consequences or effects of participation in the Plan for federal or state income tax or any other purpose. Nothing contained in this Plan or in any option agreement issued hereunder shall impose any liability or responsibility on the Company, the Board, the Committee, or any member thereof to pay or reimburse any Agent for the payment of any tax arising out of, or on account of, the issuance of an option or options hereunder to any Agent, an Agent's exercise of any option issued under this Plan, or an Agent's sale, transfer or other disposition of any Shares acquired pursuant to the exercise of an option issued hereunder. Any person receiving an option hereunder shall expressly acknowledge and agree that such participation is voluntary and that the Agent will be solely responsible for all taxes to which he may be or become subject as a consequence of such participation.

         5.       Option Terms and Conditions

                  (a) Subject to the provisions and limitations of this Plan, and subject to applicable laws and regulations, options may be granted at such time or times and pursuant to such terms and conditions as may be determined by the Board during the period this Plan is in effect. Specific authority is granted to the Board and to the Committee to establish from time to time vesting conditions, forfeiture conditions, or other types of terms and conditions based upon performance, production, or any other reasonable bases.


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                  (b) The Board or the Committee shall determine the terms and conditions relative to the exercise of an option, provided, however, that each option must be exercised within five (5) years after the date on which it first becomes exercisable. Each option shall further provide that it may not be exercised in full or in part after the expiration of ten (10) years from the date such option is granted. Except as set forth in this Section 5, options which have been granted to an Agent will continue to be exercisable only so long as the Agent remains an Agent.

                  (c) Shares to be purchased upon the exercise of any option shall be paid for, in full, in cash, by wire transfer of funds to the Company's account, or by certified check payable to the order of the Company.

                  (d) Each option granted under the Plan shall be evidenced by a stock option agreement between the Company and the Agent ("Stock Option Agreement"). The Board shall make all decisions as to the form of Stock Option Agreement to be entered into with each Agent. All forms of Stock Option Agreement shall contain such provisions, restrictions and conditions as are established by either the Board or the Committee and which are not inconsistent with this Plan, but need not be identical. The provisions of this Plan shall be set forth in full or incorporated by reference in each Stock Option Agreement.

                  (e) In the event (i) an Agent ceases to be an Agent (other than a cessation due to death or disability), (ii) an Agent breaches the Agent's contract with the Insurance Company, (iii) the Agent's contract with the Insurance Company is terminated for cause, or (iv) the Agent ceases to be an officer or director of the Insurance Company or any subsidiary or affiliate of the Insurance Company, then the Board shall have the right, after thirty (30) days' written notice to such effect to Agent, to terminate the Stock Option Agreement. Thereafter, the Agent: (A) shall have no right of any kind to exercise any unexercised option and the unexercised portion of the option shall be deemed to have expired on the date of such notice, and (B) in the event that a portion or all of the option has been exercised, such portion or all of the Shares issued upon the exercise of the option and not yet earned in accordance with the terms and conditions of the Stock Option Agreement shall be forfeited, the Company shall cancel such Shares on its books and records, and the Company shall not be required to refund to Agent any portion of the exercise price.

                  (f) By exercising an option, Agent authorizes the Company to withhold delivery of stock certificates representing the Shares issuable upon the exercise of an option that are not fully vested at the time of exercise. The Company agrees to distribute to Agents certificates which have been fully vested and which are issuable upon a proper exercise of an option to purchase such Shares. Agent authorizes and empowers the Company to act as attorney-in-fact for the Agent and to take such steps as are necessary to cancel new certificates issued in the name of an Agent with respect to any Shares which are cancelled in accordance with the provisions of the Stock Option Agreement. The power of attorney shall be irrevocable and deemed to have been coupled with an interest with respect to the cancellation of any such Shares.

                  (g) In the event an Agent's contract is terminated for any reason not set forth in (e) above, (A) such Agent shall have the right to exercise any options which became exercisable prior to such cessation but only within a period of three months from the date of such cessation (the "Post-Revocation Exercise Period") (but in any event not later than the termination date of the option), after which time any unexercised portion of all outstanding options shall expire, and (B) any shares then issued or issuable to the Agent upon the exercise of the option shall be fully earned and not subject to forfeiture and


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cancellation. If the Agent dies during the Post-Revocation Exercise Period, the executors, administrators, legatees or distributees of the Agent's estate shall have the right to exercise such options during the remainder of such period. In no event and under no circumstances may an option be exercised by an Agent (or his personal representative) after the end of the Post-Revocation Exercise Period.

                  (h) In the event an Agent becomes permanently and totally disabled or dies while serving as an Agent, any option which was exercisable on the date when such Agent became disabled or died may be exercised by the Agent or the executors, administrators, legatees or distributees of the estate of the Agent, as applicable, within three months after the date thereof (but in no event later than the termination date of the option), after which time any unexercised portion of all outstanding options shall expire. In the event an option is exercised by the executors, administrators, legatees or distributees of the estate of the Agent, under subsection (g) or (h) of this Section 5, the Company shall be under no obligation to issue Shares hereunder unless and until the Company is satisfied that the person exercising the option is the duly appointed legal representative of the Agent's estate or the proper legatee or distributee thereof.

         6.       Non-Transferability and Other Restrictions

                  (a) No option granted hereunder shall be transferable by the Agent other than by will or by the laws of descent and distribution and options shall be exercisable during the Agent's lifetime only by such Agent; provided, however, that in the event an Agent shall be subject to a legal disability, his legal representative may exercise an option on his behalf.

                  (b) Unless registered as set forth in Section 6(c) below, neither the option nor any Shares of the Company which are issued as a result of the exercise of an option shall have been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or any other federal or state securities laws, and as such constitute "restricted securities", as such term is used from time to




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time. The Stock Option Agreement and the certificate representing any Shares issued as a result of the exercise of any option shall contain or bear the following language:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY JURISDICTION. THE SALE OR OTHER DISPOSITION OF THESE SHARES IS PROHIBITED UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT AND ITS COUNSEL THAT SUCH SALE OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE STATUTES. BY ACQUIRING THE SHARES REPRESENTED BY THIS CERTIFICATE, THE HOLDER OF THIS CERTIFICATE REPRESENTS THAT HE WILL NOT SELL OR OTHERWISE DISPOSE OF THESE SHARES WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE AFORESAID ACTS AND THE RULES AND REGULATIONS THEREUNDER AND, IN ANY EVENT, THE HOLDER OF THIS CERTIFICATE, IF HE IS A RESIDENT OF PENNSYLVANIA, AGREES THAT HE WILL NOT SELL THE SHARES REPRESENTED HEREBY WITHIN TWELVE MONTHS AFTER THE DATE OF PURCHASE."

                  "IN ADDITION, THE EXERCISE OF THE OPTION OR THE TRANSFER OF THE CERTIFICATES REPRESENTING SHARES ISSUED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN A STOCK OPTION AGREEMENT ENTERED INTO BETWEEN THE HOLDER HEREOF AND THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE COMPANY AND WHICH MAY CONTAIN VESTING OR FORFEITURE PROVISIONS."

                  (c) The Company, in its sole discretion, and from time to time may register the Plan and the securities issuable pursuant to the Plan as an employee benefit plan with the United States Securities and Exchange Commission and such states as may be from time to time applicable, utilizing Form S-8 or such other forms in complying with such rules and regulations as may from time to time be applicable.


         7.       Stock Dividends or Recapitalization

                  In the event of a stock dividend paid in shares of the class of stock subject to any option outstanding hereunder, or recapitalization, reclassification, split-up or combination of shares with respect to said class of stock, the Committee shall make appropriate adjustments of the Option Price under such option and of the kind and number of shares as to which such option is then exercisable, to the end that the Agent's proportionate interest shall be maintained as before the occurrence of such event, and in any case an appropriate adjustment shall also be made in the total number and kind of shares of stock reserved for the future granting of options under this Plan. Any such adjustment made by the Committee pursuant to this Plan shall be binding upon the holders of all unexpired options outstanding hereunder.

         8.       Administration of the Plan

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                  This Plan shall be administered by an Option Administration
Committee ("Committee") from time to time appointed by the Board. The Committee shall have the power to grant options under the Plan subject to the subsequent approval by the Board or make recommendations periodically to the Board with respect to the individuals to whom options should be granted, the number of options to be granted, and the form and content of the options to be granted, including such provisions and conditions, and such restrictions on exercise of an option as the Board or the Committee shall determine to be advisable. No options shall be granted by the Committee to any person who does not qualify as a "disinterested person" (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended). The Board shall be authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or appropriate for its administration.

         9.       Effective Date; Duration of the Plan

                  The Plan shall be effective as of January 1, 1997. Unless sooner terminated, the Plan shall expire ten (10) years from the date the Plan is adopted by the Board. The Plan may be altered, suspended, discontinued, or terminated by the Board at any time. Nothing contained herein shall be construed to permit a termination, modification, or amendment adversely affecting the rights of any Agent under an existing option theretofore granted without the consent of such Agent.

         10.      General

                  (a) The provisions of this Plan shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

                  (b) Wherever used herein, the singular shall be deemed to refer to and include the plural and vice versa, where appropriate. Wherever used herein, the masculine shall be deemed to refer to and include the feminine and the neuter and vice versa, where appropriate.

                  (c) The rights of any Agent under the Plan shall not be assignable by the Agent and shall not be subject to the rights of creditors, and any attempt to cause such right to be so subjected shall not be recognized, except to such extent as may be required by law.

                  (d) The Company, upon notice to an Agent, at any time or from time to time, may amend, modify or terminate any or all of the provisions of the Plan without the consent of any Agent. No amendment shall have the effect of modifying any benefit election of any Agent in effect at the time of such amendment, unless such amendment is made to comply with federal, state or local laws, statutes or regulations.

                  (e) This Plan shall not be deemed to constitute a contract between the Company and any Agent or to be a consideration or an inducement for any contract with any Agent. Nothing contained in this Plan shall be deemed to give any Agent the right to be retained as an Agent of the Company or any subsidiary or affiliate of the Company or any Insurance Company, or to interfere with the right of an Insurance Company to terminate any Agent's contract at any time, regardless of the effect which such termination shall have upon him as an Agent under this Plan.

                  (f) This Plan and the Stock Option Agreement constitutes the entire agreement


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between the Company and any Agent relative to the purchase of the Shares.

                  (g) The invalidity of any provision of this Plan shall not affect the validity of the remaining provisions, and this Plan shall be construed as if such invalid provision had been omitted.

         IN WITNESS WHEREOF, in order to record the adoption of this Plan, the Company has caused its duly authorized officers to affix the corporate name and seal hereto effective as of the 1st day of January, 1997.

                                           PROVIDENT AMERICAN CORPORATION



                                           By: /s/ James O. Bowles
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                                               James O. Bowles, President








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